Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 30, 2012 relating to the financials statements of Kraig Biocraft Laboratories, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ PS STEPHENSON & CO., P.C.

PS Stephenson & Co., P.C
Wharton, Texas
May 1, 2012